Exhibit 4.4

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                              DECLARATION OF TRUST


                             BREMER CAPITAL TRUST I










                           Dated as of April ___, 2001




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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................................1

  SECTION 1.1   DEFINITIONS..............................................................1

ARTICLE II ORGANIZATION..................................................................4

  SECTION 2.1   NAME.....................................................................4
  SECTION 2.2   OFFICE...................................................................4
  SECTION 2.3   PURPOSE..................................................................4
  SECTION 2.4   AUTHORITY................................................................4
  SECTION 2.5   TITLE TO PROPERTY OF THE TRUST...........................................4
  SECTION 2.6   POWERS OF THE TRUSTEES...................................................5
  SECTION 2.7   FILING OF CERTIFICATE OF TRUST...........................................6
  SECTION 2.8   DURATION OF TRUST........................................................6
  SECTION 2.9   RESPONSIBILITIES OF THE SPONSOR..........................................6
  SECTION 2.10  DECLARATION BINDING ON SECURITIES HOLDERS................................7

ARTICLE III TRUSTEES.....................................................................7

  SECTION 3.1   TRUSTEES.................................................................7
  SECTION 3.2   REGULAR TRUSTEES.........................................................7
  SECTION 3.3   DELAWARE TRUSTEE.........................................................8
  SECTION 3.4   PROPERTY TRUSTEE.........................................................8
  SECTION 3.5   NOT RESPONSIBLE FOR RECITALS OR SUFFICIENCY OF DECLARATION...............8

ARTICLE IV LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS..........9

  SECTION 4.1   EXCULPATION..............................................................9
  SECTION 4.2   FIDUCIARY DUTY...........................................................9
  SECTION 4.3   INDEMNIFICATION.........................................................10
  SECTION 4.4   OUTSIDE BUSINESSES......................................................13

ARTICLE V AMENDMENTS, TERMINATION, MISCELLANEOUS........................................14

  SECTION 5.1   AMENDMENTS..............................................................14
  SECTION 5.2   TERMINATION OF TRUST....................................................14
  SECTION 5.3   GOVERNING LAW...........................................................14
  SECTION 5.4   HEADINGS................................................................14
  SECTION 5.5   SUCCESSORS AND ASSIGNS..................................................15
  SECTION 5.6   PARTIAL ENFORCEABILITY..................................................15
  SECTION 5.7   COUNTERPARTS............................................................15
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                                      (i)
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                              DECLARATION OF TRUST
                                       OF
                             BREMER CAPITAL TRUST I
                                 April ___, 2001


         DECLARATION OF TRUST ("Declaration") dated and effective as of April ___, 2001 by the Trustees (as defined below), the Sponsor (as defined below), and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

         WHEREAS, the Trustees and the Sponsor desire to establish a trust (the "Trust") under the Business Trust Act for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer; and

         NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of the Trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to this Declaration.


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions.

         Unless the context otherwise requires:

                  (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined anywhere in this Declaration has the same meaning throughout;

                  (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;

                  (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified; and

                  (e) a reference to the singular includes the plural and vice versa.

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         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

         "Business Day" means any day other than a day on which banking institutions in New York, New York or Wilmington, Delaware or Minneapolis, Minnesota are authorized or required by law to close.

         "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as it may be amended from time to time, or any successor legislation.

         "Capital Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as shall be set out in this Declaration or in any amendment to this Declaration.

         "Commission" means the Securities and Exchange Commission.

         "Common Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as shall be set out in this Declaration or in any amendment to this Declaration.

         "Company Indemnified Person" means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any employee or agent of the Trust or its Affiliates.

         "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates or (b) any holder of Securities.

         "Debenture Issuer" means the Parent in its capacity as the issuer of the Debentures under the Indenture.

         "Debentures" means the series of Debentures to be issued by the Debenture Issuer and acquired by the Trust.

         "Debenture Trustee" means Wilmington Trust Company, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means the successor trustee.

         "Delaware Secretary of State" means the office of the Secretary of State of the state of Delaware.

         "Delaware Trustee" has the meaning set forth in Section 3.1.


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         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "Fiduciary Indemnified Person" has the meaning set forth in Section 4.3(b).

         "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

         "Indenture" means the indenture to be entered into between the Parent and the Debenture Trustee and any indenture supplemental thereto under which the Debentures are to be issued.

         "Parent" means Bremer Financial Corporation, a Minnesota corporation, or any successor entity.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Property Trustee" means the Trustee appointed pursuant to Section 3.4 of this Declaration.

         "Regular Trustee" means any Trustee other than the Delaware Trustee and the Property Trustee.

         "Securities" means the Common Securities and the Capital Securities.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

         "Sponsor" means the Parent in its capacity as sponsor of the Trust.

         "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as that Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.


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                                   ARTICLE II
                                  ORGANIZATION

         Section 2.1 Name.

         The Trust created by this Declaration is named "Bremer Capital Trust I." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

         Section 2.2 Office.

         The address of the principal office of the Trust is c/o Bremer Financial Corporation, 445 Minnesota Street, Suite 2000, St. Paul, MN 55101. At any time, the Regular Trustees may designate another principal office.

         Section 2.3 Purpose.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from the sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

         Section 2.4 Authority.

         Subject to the limitations provided in this Declaration, the Regular Trustees have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers constitutes the act of and serves to bind the Trust. In dealing with the Regular Trustees acting on behalf of the Trust, no person will be required to inquire into the authority of the Regular Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Regular Trustees.

         Section 2.5 Title to Property of the Trust.

         Legal title to all assets of the Trust is vested in the Trust.


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         Section 2.6 Powers of the Trustees.

         The Regular Trustees have the exclusive power and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there will be no interests in the Trust other than the Securities and that the issuance of the Securities is limited to a one-time, simultaneous issuance of both Capital Securities and Common Securities;

                  (b) in connection with the issue and sale of the Capital Securities, at the direction of the Sponsor, to:

                           (i) execute and file with the Commission a
                  registration statement on Form S-2 prepared by the Sponsor, including any amendments thereto in relation to the Capital Securities;

                           (ii) execute and file any documents prepared by the
                  Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                           (iii) execute and file an application, prepared by
                  the Sponsor, to the AMEX or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Capital Securities;

                           (iv) execute and file with the Commission a
                  registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor relating to the registration of the Capital Securities under Section 12(b) of the Exchange Act; and

                           (v) execute and enter into an underwriting agreement
                  and pricing agreement providing for the sale of the Capital Securities;

                  (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

                  (d) to incur expenses that are necessary or incidental to carry out any of the purposes of this Declaration; and


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                  (e) to execute all documents or instruments, perform all
         duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

         Section 2.7 Filing of Certificate of Trust.

         On or after the date of execution of this Declaration, the Trustees will cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Delaware Secretary of State.

         Section 2.8 Duration of Trust.

         The Trust, absent termination pursuant to the provisions of Section 5.2, exists for thirty-one years from the date hereof.

         Section 2.9 Responsibilities of the Sponsor.

         In connection with the issue and sale of the Capital Securities, the Sponsor has the exclusive right and responsibility to engage in the following activities:

                  (a) to prepare for filing by the Trust with the Commission a registration statement on Form S-2 in relation to the Capital Securities, including any amendments thereto;

                  (b) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions that must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

                  (c) to prepare for filing by the Trust an application to the AMEX or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securities;

                  (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the class of Capital Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

                  (e) to negotiate the terms of an underwriting agreement and pricing agreement providing for the sale of the Capital Securities.


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         Section 2.10 Declaration Binding on Securities Holders

         Every Person by virtue of having become a holder of a Security or any interest therein in accordance with the terms of this Declaration, is deemed to have expressly assented and agreed to the terms of, and is be bound by, this Declaration.


                                   ARTICLE III
                                    TRUSTEES

         Section 3.1 Trustees.

         The number of Trustees initially is three, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however, that the number of Trustees will in no event be less than two; provided further that one Trustee, in the case of a natural person, will be a person who is a resident of Delaware or that, if not a natural person, is an entity that has its principal place of business in Delaware (the "Delaware Trustee"); provided further, that there will be at least one trustee who is an employee or officer of, or is affiliated with the Parent (a "Regular Trustee").

         Section 3.2 Regular Trustees.

         The initial Regular Trustees shall be:

                                 Robert B. Buck
                                 Stuart F. Bradt

                  (a) Except as expressly set forth in this Declaration, any power of the Regular Trustees may be exercised by, or with the consent of, any one Regular Trustee.

                  (b) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.6 provided, that, the registration statement referred to in Section 2.6(b)(i), including any amendments thereto, must be signed by a majority of the Regular Trustees; and

                  (c) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute under Section 2.6.


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         Section 3.3 Delaware Trustee.

         The initial Delaware Trustee shall be:

                            Wilmington Trust Company

         Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not exercise any of the powers or have any of the duties and responsibilities of the Regular Trustees described in this Declaration. The Delaware Trustee is a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the Business Trust Act. The duties and responsibilities of the Delaware Trustee shall be limited solely to (a) accepting legal process served on the Trust in the State of Delaware, (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Business Trust Act and (c) monitoring the Trust's compliance with the Business Trust Act and advising the Regular Trustee when action is necessary to comply with the Business Trust Act. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the Trust or the beneficial owners. Notwithstanding anything herein to the contrary, the Delaware Trustee will not be liable for the acts or omissions to act of the Trust, the Sponsor or of the Regular Trustees nor will the Delaware Trustee have any liability for its own acts or omissions except such acts as the Delaware Trustee is expressly obligated to undertake under this Declaration or the Business Trust Act and except for its gross negligence or willful misconduct.

         Section 3.4 Property Trustee.

         Before the issuance of the Capital Securities and Common Securities, the Sponsor will appoint either the Delaware Trustee or another trustee (the "Property Trustee") meeting the requirements of an eligible trustee of the Trust Indenture Act of 1939, as amended, by the execution of an amendment to this Declaration executed by the Regular Trustees, the Sponsor, the Property Trustee and the Delaware Trustee.

         Section 3.5 Not Responsible for Recitals or Sufficiency of Declaration.

         The recitals contained in this Declaration are the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration.


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                                   ARTICLE IV
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

         Section 4.1 Exculpation.

                  (a) No Indemnified Person will be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission of such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct; and

                  (b) an Indemnified Person will be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

         Section 4.2 Fiduciary Duty.

                  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration will not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

                  (b) unless otherwise expressly provided herein:

                           (i) whenever a conflict of interest exists between
                  Covered Persons; or

                           (ii) whenever this Declaration or any other agreement
                  contemplated herein provides that an Indemnified Person will act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities,


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the Indemnified Person will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person will not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

                  (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                           (i) in its "discretion" or under a grant of similar
                  authority, the Indemnified Person will be entitled to consider such interests and factors as it desires, including its own interests, and will have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                           (ii) in its "good faith" or under another express
                  standard, the Indemnified Person will act under such express standard and will not be subject to any other or different standard imposed by this Declaration or by applicable law.

         Section 4.3 Indemnification.

                           (a) (i) The Debenture Issuer will indemnify, to the full extent permitted by law, any Company Indemnified Person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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                           (ii) The Debenture Issuer will indemnify, to the full
                  extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification may be made in respect of any claim, issue or matter as to which such Company Indemnified Person has been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court deems proper.

                           (iii) To the extent that a Company Indemnified Person
                  is successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this
                  Section 4.3(a), or in defense of any claim, issue or matter therein, he will be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (iv) Any indemnification under paragraphs (i) and
                  (ii) of this Section 4.3(a) (unless ordered by a court) must be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination must be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                           (v) Expenses (including attorneys' fees) incurred by
                  a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 4.3(a) will be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it is


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                  ultimately determined that such Person is not entitled to be indemnified by the Debenture Issuer as authorized in this
                  Section 4.3(a). Notwithstanding the foregoing, no advance may be made by the Debenture Issuer if a determination is reasonably and promptly made (1) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees,
                  (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or
                  (3) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event will any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

                           (vi) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other paragraphs of this Section 4.3(a) are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 4.3(a) will be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 4.3(a) is in effect. Any repeal or modification of this Section 4.3(a) shall not affect any rights or obligations then existing.

                           (vii) The Debenture Issuer or the Trust may purchase
                  and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 4.3(a).

                           (viii) For purposes of this Section 4.3(a),
                  references to "the Trust" include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another


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                  entity, shall stand in the same position under the provisions of this Section 4.3(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                           (ix) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, this Section 4.3(a) will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and will inure to the benefit of the heirs, executors and administrators of such person.

                  (b) The Debenture Issuer agrees to indemnify the (i) the Delaware Trustee, (ii) any Affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the Persons in (i) through (iii) being referred to as a "Fiduciary Indemnified Person") for any loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Expenses (including reasonable legal fees and expenses) incurred by a Fiduciary Indemnified Person in defending itself against any claim or liability in connection with this
         Section 4.3(b) will be paid by the Debenture Issuer in advance of the final disposition of such claim or liability upon receipt of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it is ultimately determined that such Person is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 4.3(b). The obligation to indemnify as set forth in this
         Section 4.3(b) will survive the termination of this Declaration and the resignation or removal of the Delaware Trustee.

         Section 4.4 Outside Businesses.

         Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, will not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee will be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee will have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.


                                    ARTICLE V
                     AMENDMENTS, TERMINATION, MISCELLANEOUS

         Section 5.1 Amendments.

         At any time before the issue of any Securities, this Declaration may only be amended by, a written instrument executed by all of the Trustees and the Sponsor.

         Section 5.2 Termination of Trust.

                  (a) The Trust will dissolve and terminate and, subject to
         Section 4.3, this Declaration shall be of no further force or effect:

                           (i) upon the bankruptcy of the Sponsor;

                           (ii) upon the filing of a certificate of dissolution
                  or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter or of the Trust's certificate of trust;

                           (iii) upon the entry of a decree of judicial
                  dissolution of the Sponsor, or the Trust; and

                           (iv) before the issue of any Securities, with the
                  consent of all of the Regular Trustees and the Sponsor; and

                  (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

         Section 5.3 Governing Law.

         This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to conflict of law principles.

         Section 5.4 Headings.

         Headings contained in this Declaration are inserted for convenience only and do not affect the interpretation of this Declaration.

         Section 5.5 Successors and Assigns.

         Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party are deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees bind and inure to the benefit of their respective successors and assigns.

         Section 5.6 Partial Enforceability.

         If any provision of this Declaration, or the application of such provision to any Person or circumstance, is held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, will not be affected thereby.

         Section 5.7 Counterparts.

         This Declaration may contain more than one counterpart of the signature page. All of such counterpart signature pages shall be read as though one, and they have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.



                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Regular Trustee



                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Regular Trustee


                                        WILMINGTON TRUST COMPANY,
                                        as Delaware Trustee



                                        By:
                                            ------------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


                                        BREMER FINANCIAL CORPORATION,
                                        as Sponsor and as Debenture Issuer



                                        By:
                                            ------------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                                                       EXHIBIT A



                             CERTIFICATE OF TRUST OF
                             BREMER CAPITAL TRUST I


         THIS Certificate of Trust of Bremer Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is Bremer Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                   WILMINGTON TRUST COMPANY, as Delaware Trustee


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   ---------------------------------------------
                                   ROBERT B. BUCK, as Regular Trustee


                                   ---------------------------------------------
                                   STUART F. BRADT, as Regular Trustee